As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Rigel Pharmaceuticals, Inc. Inducement Plan, as Amended

Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as Amended

(Full title of the plan)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlton Fleming

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, California 94104

(415) 772-1207

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering: (i) an additional 224,492 shares of common stock, par value $0.001 per share (the “Common Stock”), of Rigel Pharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Registrant”), to be issued pursuant to the Rigel Pharmaceuticals, Inc. Inducement Plan, as amended (the “Inducement Plan”), which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Form S-8s filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2023 (File No. 333-273575), March 7, 2023 (File No. 333-270329), August 3, 2022 (File No. 333-266501), March 1, 2022 (File No. 333-263187), August 8, 2018 (File No. 333-226700), November 7, 2017 (File No. 333-221400), March 7, 2017 (File No. 333-216516), and November 1, 2016 (File No. 333-214370) and (ii) an additional 650,000 shares of Common Stock to be issued pursuant to the Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan,” and the Inducement Plan and the 2018 Plan, together, the “Plans”), which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Form S-8s filed with the Commission on August 1, 2023 (File No. 333-273575), August 3, 2022 (File No. 333-266501), June 21, 2021 (File No. 333-257226), August 4, 2020 (File No. 333-240371), August 7, 2019 (File No. 333-233064), and August 8, 2018 (File No. 333-226700). The Registrant’s prior Form S-8s which are referenced in the preceding sentence are collectively referred to as the “Prior Form S-8s.”

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Form S-8s relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s, to the extent relating to the registration of Common Stock issuable under the applicable Plan, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 5, 2024;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024;

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 8, 2024, February 22, 2024, April 12, 2024, May 29, 2024, June 25, 2024, and June 27, 2024; and

•	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
4.3(3)	Certificate of Amendment of Certificate of Incorporation of the Registrant.
4.4(4)	Amended and Restated Bylaws of the Company.
4.5(5)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant
4.6(1)	Specimen Common Stock Certificate of the Registrant.
5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Sidley Austin LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.
99.1(6)	Rigel Pharmaceuticals, Inc. Inducement Plan, as amended.
99.2(7)	Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended.
107*	Calculation of Filing Fee Table.

(1)	Document incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on June 24, 2003.

(2)	Document incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on May 29, 2012.

(3)	Document incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on May 18, 2018.

(4)	Document incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on November 3, 2022.

(5)	Document incorporated by reference to the Registrant’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on June 27, 2024.

(6)	Document incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (No. 000-29889), filed with the Commission on August 6, 2024.

(7)	Document incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (No. 000-29889), filed with the Commission on August 6, 2024.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 6, 2024.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Raul R. Rodriguez
Raul R. Rodriguez
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Dean Schorno, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul R. Rodriguez	President, Chief Executive Officer and Director	August 6, 2024
Raul R. Rodriguez	(Principal Executive Officer)

/s/ Dean Schorno	Chief Financial Officer	August 6, 2024
Dean Schorno	(Principal Financial and Accounting Officer)

/s/ Gregg A. Lapointe	Chairman of the Board of Directors	August 6, 2024
Gregg A. Lapointe

/s/ Kamil Ali-Jackson	Director	August 6, 2024
Kamil Ali-Jackson

/s/ Alison L. Hannah	Director	August 6, 2024
Alison L. Hannah

/s/ Brian L. Kotzin	Director	August 6, 2024
Brian L. Kotzin

/s/ Walter H. Moos	Director	August 6, 2024
Walter H. Moos

/s/ Jane Wasman	Director	August 6, 2024
Jane Wasman